Exhibit 32

CERTIFICATIONS PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Terry G. Roussel and Gary W. Nielson, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge, the Quarterly Report of Cornerstone Realty Fund, LLC on Form 10-Q for the twelve month period ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Cornerstone Realty Fund, LLC.

/s/ TERRY G. ROUSSEL
Date: May 11, 2004	Terry G. Roussel
Chief Executive Officer (Principal Executive Officer) of Cornerstone Ventures, Inc., Managing Member of Cornerstone Industrial Properties, LLC, the Managing Member of Cornerstone Realty Fund, LLC

/s/ GARY W. NIELSON
Date: May 11, 2004	Gary W. Nielson
Chief Financial Officer (Principal Financial Officer) of Cornerstone Ventures, Inc., Managing Member of Cornerstone Industrial Properties, LLC, the Managing Member of Cornerstone Realty Fund, LLC